Exhibit 1.1

UNDERWRITING AGREEMENT

February 2, 2017
New York, New York

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
As representatives of the several
underwriters named in Schedule II hereto

c/o                               Citigroup Global Markets Inc.
                                                388 Greenwich Street
                                                New York, New York 10013

c/o                               J.P. Morgan Securities LLC
                                                383 Madison Avenue
                                                New York, New York 10179

Ladies and Gentlemen:

Johnson Controls International plc, a public limited company organized under the laws of Ireland (the “Company”), confirms its agreement with each of the underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth opposite their names in Schedule II hereto of $500,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2047 (the “Securities”), to be issued under a base indenture dated as of December 28, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture (the “Second Supplemental Indenture”, and the Base Indenture, as supplemented by the Second Supplemental Indenture, the “Indenture”), to be dated as of the Closing Date, between the Company and the Trustee.

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 24 hereof.

This Agreement, the Indenture and the Securities are hereinafter referred to as the “Transaction Documents”.

1.                                      Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter, as of the Execution Time and the Closing Date, as set forth below in this Section 1.

(a)                                 The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Act”), and has filed the Registration Statement with the Securities and Exchange Commission (the “Commission”). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Registration Statement and any amendments thereto filed prior to the Execution Time became effective upon filing. The Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to the Representatives. The Company will file with the Commission pursuant to Rule 424(b) a final supplement to the form of prospectus included in the Registration Statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all information required by the Act and the rules and regulations thereunder to be included therein with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)                                 On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”); on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and on the date of any filing pursuant to Rule 424(b), and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the Disclosure Package and the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Disclosure Package or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  As of the Initial Sale Time, the Disclosure Package, as amended or supplemented as of the Initial Sale Time, and each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representation or warranty with respect to any information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 Each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus complied when so filed in all material respects with the applicable requirements of the Exchange Act.

(e)                                  Any document filed with the Commission and incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus or from which information is so incorporated by reference, subsequent to the Execution Time and prior to or on the Closing Date, when so filed or becoming effective, as the case may be, complies or shall comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations thereunder.

(f)                                   The Company (including its agents and representatives, other than the Underwriters in their respective capacities as such) has not made, used, prepared, authorized, approved or referred to any Issuer Free Writing Prospectus that it was required to file with the Commission or retain under Rule 433 other than the Issuer Free Writing Prospectuses identified in Schedule III hereto.

(g)                                  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was, is or will be, as the case may be, a Well-Known Seasoned Issuer.

(h)                                 (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(i)                                     The Company is not and, after giving effect to the offering and issuance of the Securities and the application of the proceeds thereof (all as described in the Disclosure Package and the Final Prospectus), will not be, required to register as an “investment company” as defined in the Investment Company Act.

(j)                                    The Company is not a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(k)                                 The Company is subject to and in full compliance with the reporting requirements of Section 13 and 15(d) under the Exchange Act.

(l)                                     The Company and its subsidiaries have not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company, to facilitate the offering.

(m)                             Each of the Company and each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company has been duly organized and is validly existing in good standing (or its equivalent, if any) under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent, if any) under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a Material Adverse Effect.

(n)                                 PricewaterhouseCoopers LLP, who have reported on the financial statements of the Company and its consolidated subsidiaries for the fiscal year ended September 30, 2016 included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and for all of the financial statements of the Company’s accounting predecessor, Johnson Controls, Inc. (“JCI Inc.”), and JCI Inc.’s consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (collectively, the “Company Financial Statements”), is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations thereunder.

(o)                                 Deloitte & Touche LLP, who have reported on the financial statements of the Company and its consolidated subsidiaries as they existed prior to the merger of JCI Inc. with a wholly owned indirect subsidiary of the Company (the “Tyco International plc Financial Statements”) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, was at all relevant times an independent registered public accounting firm with respect to Tyco International plc as required by the Act and the rules and regulations thereunder.

(p)                                 The Company has not received from the Commission any written comments, questions or requests for modification of disclosure in respect of any reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus, except for comments, questions or requests (i) that have been satisfied by the provision of supplemental information to the staff of the Commission, or (ii) in respect of which the Company has agreed with the staff of the Commission to make a prospective change in future reports filed by it with the Commission pursuant to the Exchange Act, of which agreement the Underwriters and its counsel have been made aware (it being understood that the Company and JCI Inc. each filed their Annual Report on Form 10-K on November 23, 2016 and that comments, if any, issued by the staff of the Commission regarding such documents are excluded from this representation).

(q)                                 The Company Financial Statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries or JCI Inc. and its subsidiaries, as applicable, as of the respective dates indicated, and the consolidated results of the operations and the consolidated cash flows of the Company and its subsidiaries, or JCI Inc. and its subsidiaries, as applicable, for the periods specified. Such consolidated financial statements comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder (as such requirements may be modified or waived by any exemptive or no-action relief provided by the Commission to the Company prior to the date hereof and made available to the Underwriters) and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto.  The supporting schedule included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus presents fairly the information required to be stated therein.

(r)                                    The Tyco International plc Financial Statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial position of Tyco International plc and its subsidiaries as of the respective dates indicated, and the consolidated results of the operations and the consolidated cash flows of Tyco International plc and its subsidiaries for the periods specified. Such consolidated financial statements comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedule included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus presents fairly the information required to be stated therein.

(s)                                   The pro forma financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been prepared in conformity with generally accepted accounting principles applied on a consistent basis, the assumptions on which such pro forma financial information has been prepared are reasonable, and such pro forma financial information has been prepared in accordance with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder.  The ratios of earnings to fixed charges for the Company included in the Preliminary Prospectus and the Final Prospectus under the caption “Ratio of Earnings to Fixed Charges” have been calculated in compliance in all material respects with Item 503(d) of Regulation S-K of the Commission.  The selected consolidated financial data of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus presents fairly the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)                                    The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus and all the outstanding shares of capital stock or other equity interests of each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(u)                                 The Company and JCI Inc., and their respective subsidiaries, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and JCI Inc., respectively, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to their respective management as appropriate to allow timely decisions regarding required disclosure. The Company and JCI Inc., and their respective subsidiaries, have carried out evaluations of the effectiveness of their respective disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(v)                                 No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have (i) a material adverse effect on the performance by the Company of the Transaction Documents or consummation of the transactions contemplated thereby or by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) or the offer, issuance and sale of the Securities or (ii) a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(w)                               Each of the Company and JCI Inc., in respect of themselves and their respective subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There are no material weaknesses in the Company’s or JCI Inc.’s, as applicable, internal control over financial reporting with respect to the Company or JCI Inc., as applicable, and their respective subsidiaries.

(x)                                 There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(y)                                 There are no Irish stamp or other Irish issuance or transfer taxes or duties or other similar fees or charges required to be paid under the tax laws of Ireland in connection with the execution and delivery of the Transaction Documents or the offer, issuance and sale by the Company of the Securities.

(z)                                  Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus: (i) none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a material violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”); and (ii) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure continued compliance therewith. No part of the proceeds of the offering of the Securities will be used, directly or, to the knowledge of the Company, indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(aa)                          Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)                          Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently subject to any international economic sanctions administered or enforced by the U.S. Department of State, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (UK) (collectively, the “Authorities”), nor is the Company operating, organized or resident in a country or territory to the extent such country or territory itself is the subject of sanctions administered or enforced by the Authorities (on the date hereof, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or, to its knowledge, indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund any activities of or business with any person, government, country, or territory that, at the time of such funding, is subject to sanctions administered or enforced by the Authorities.

(cc)                            None of the Company nor its subsidiaries is subject to Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse or any related implementing regulations.

(dd)                          None of the execution, delivery and performance by the Company of the Transaction Documents, or consummation of the transactions contemplated thereby or by the Disclosure Package and the Final Prospectus, or the conduct or consummation of the offering, issuance and sale of the Securities, will conflict with, result in a breach or violation of, or constitute a default under (i) any applicable law or (ii) the charter or by-laws, or the other organizational documents, as applicable, of the Company or (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries, except in the case of clauses (i) and (iii), as would not have a Material Adverse Effect.

(ee)                            No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance by the Company of the Transaction Documents, or consummation of the transactions contemplated thereby or by the Disclosure Package and the Final Prospectus, except such as have been obtained or made and are in full force and effect and except as may be required under the Act or applicable state or foreign securities or blue sky laws.

(ff)                              This Agreement has been duly authorized, executed and delivered by the Company.

(gg)                            (i) The Base Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and (ii) the Supplemental Indenture has been duly authorized by the Company and, as of the Closing Date, will have been duly qualified under the Trust Indenture Act and will have been duly executed and delivered by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(hh)                          The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by the Company, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(ii)                                  The Securities and the Indenture conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(jj)                                No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(kk)                          Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clauses (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ll)                                  Each of the Company and its subsidiaries has filed all non-U.S., federal, state and local tax returns (including foreign, national, local or other) that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(mm)                  Any certificate signed by any officer of the Company and delivered to an Underwriter or counsel for the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company as to matters covered thereby to the Underwriters.

2.                                      Purchase and Sale.  In reliance upon the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                                      Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, or such later date not later than five Business Days after such specified date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities specified in Schedule I being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.                                      Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)                                 During the period beginning with the Initial Sale Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Final Prospectus is no longer required by law to be delivered in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless, in each case, the Company has furnished the Representatives a copy for their review prior to such time, and the Company will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filings.

(b)                                 During the Prospectus Delivery Period, the Company will promptly advise the Representatives (i) when the Final Prospectus and any Issuer Free Writing Prospectus, and any supplements or amendments thereto, have been filed with the Commission pursuant to Rules 424(b) and 433, respectively, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement has been filed or becomes effective, (iii) of any request by the Commission for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, and subject to the first sentence of paragraph (a) of this Section 4, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)                                  The Company will prepare a final term sheet, containing solely a description of the Securities and the offering thereof, substantially in the form approved by you and attached as Schedule IV hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d)                                 If, during the Prospectus Delivery Period, any event occurs as a result of which, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment to the Registration Statement, a new registration statement or an amendment or supplement to the Disclosure Package and the Final Prospectus that will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable and

(iv) supply any supplemented Final Prospectus to the Representatives in such quantities as may be reasonably requested.

(e)                                  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy Section 11(a) and Rule 158 under of the Act.

(f)                                   The Company will furnish to the Representatives, without charge, copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of any Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any amendments or supplements thereto as the Representatives may reasonably request.

(g)                                  The Company (i) will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, (ii) will maintain such qualifications in effect so long as required for the distribution of the Securities (provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now subject), (iii) will arrange for the determination of the legality of the Securities for purchase by institutional investors and (iv) will pay any fee of FINRA in connection with its review of the offering.

(h)                                 The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(i)                                     The Company agrees to pay the costs and expenses relating to the transactions contemplated hereunder, including without limitation the following: (i) the preparation of this Agreement and the other Transaction Documents, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of and filing with the Commission of the Registration Statement, the Disclosure Package, the Final Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Disclosure Package and the Final Prospectus (and all amendments or supplements thereto) as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the blue sky laws of the several states or any non-U.S. jurisdiction (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA relating to the Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, including in roadshows; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) fees and expenses incurred in connection with listing the Securities on the NYSE; (xi) any fees payable in connection with the rating of the Securities with the ratings agencies; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder. The Company will pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(j)                                    During the Prospectus Delivery Period, the Company will not, without the prior written consent of the Representatives, prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus where, as a result of such preparation, use, authorization, approval or reference, the Company would be required to file the Issuer Free Writing Prospectus with the Commission or retain the Issuer Free Writing Prospectus under Rule 433 and the Company will not file any Issuer Free Writing Prospectus with the Commission (other than the Issuer Free Writing Prospectuses identified in Schedule III hereto, any electronic road show and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package). Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a

“Permitted Free Writing Prospectus.” The Company agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)                                 The Company will not, and will not permit any of its affiliates to, resell any Securities that have been acquired by them, except for Securities resold in a new transaction registered under the Act.

(l)                                     The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Closing Date.

(m)                             The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(n)                                 The Company will not take any action or omit to take any action (such as issuing any press release related to any Securities without an appropriate legend) which may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the U.K. Financial Services Authority under the FSMA.

(o)                                 The Company will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433.

(p)                                 The Company will use the net proceeds from the offering as set forth in the Disclosure Package and the Final Prospectus.

5.                                      Agreements of the Underwriters.  Each Underwriter, severally and not jointly, agrees with the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement, the Disclosure Package or the Final Prospectus or any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III, any electronic road show or Permitted Free Writing Prospectus prepared pursuant to Section 4(j) above or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule IV hereto without the consent of the Company.

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 The Registration Statement shall have become effective; the Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(c) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if filing of any Issuer Free Writing Prospectus is required by Rule 433, each such Issuer Free Writing Prospectus shall have been filed in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Representatives shall have received the opinion of Arthur Cox, Irish counsel to the Company, dated the Closing Date, addressing the matters set forth in Exhibit A.

(c)                                  The Representatives shall have received the opinion and 10b-5 statement of Wachtell, Lipton, Rosen & Katz, counsel for the Company, dated the Closing Date, addressing the matters set forth in Exhibit B.

(d)                                 The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)                                  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     no stop order suspending the effectiveness of the Registration Statement or any notice objecting to the use of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened; and

(ii)                                  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied hereunder with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there has not been a change, or development involving a prospective change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries that would have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus and the Disclosure Package (exclusive of any amendments or supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

(f)                                   At the Execution Time and on the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP and Deloitte & Touche LLP, respectively, to furnish to the Representatives letters, dated respectively as of the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off’ date no more than three Business Days prior to the Closing Date.

References to the Registration Statement, any Preliminary Prospectus and the Final Prospectus in this paragraph (f) include any amendments or supplements thereto at the date of the letter.

(g)                                  At the Execution Time and the Closing Date, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, dated as of the date of this Agreement and the Closing Date, solely in such person’s capacity as an officer of the Company, and not in their individual capacity, substantially in the form attached hereto as Exhibit C.

(h)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) or any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there shall not have been (i) any change specified in the Closing Date comfort letter referred to in paragraph (f) of this Section 6 from the letter or letters dated the date hereof referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries on a consolidated basis, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement or amendment thereto other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) the effect of which in any case referred to in paragraph (h)(i) or (ii) of this Section 6, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

(i)                                     Subsequent to the earlier of the Initial Sale Time and the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                    The Securities shall be eligible for clearance and settlement through The Depositary Trust Company.

(k)                                 Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request for the purpose of enabling them or their counsel to pass upon the issuance of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) relate to, arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have, it being understood and agreed that only such information furnished by or on behalf of any Underwriter consists of the information described as such in this Section 8.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the Registration Statement, the Preliminary Prospectus or Final Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the percentage in the third paragraph under the heading “Underwriting” relating to concessions and the eighth paragraph under the heading “Underwriting” relating to stabilization activities in any Preliminary Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Representatives confirm that such statements are correct.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party is prejudiced as a result of such failure through the loss of substantial defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (and local counsel, if required) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary above (other than with respect to uncovered losses), in no event shall any Underwriter be responsible under this paragraph for any amounts in excess of the amount by which the total underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder (exclusive of amounts paid for reimbursement of expenses under this Agreement, including this Section 8, and amounts paid under this Section 8) exceeds the amount of any damages, that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). For the avoidance of doubt, the contribution obligations of the Underwriters under this paragraph (d) are several and not joint.

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining

Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred (1) any material disruption in commercial banking or securities settlement or clearance services, (2) any outbreak or escalation of hostilities, act of terrorism, attack on the United States, declaration by the United States of a national emergency or war or other calamity or crisis or (3) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, and, with respect to either (1), (2) or (3) above, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

11.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, acknowledgments, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Representatives, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention General Counsel, facsimile: 1-646-291-1469; and J.P. Morgan Securities LLC, 380 Madison Ave — 3rd Floor, New York, NY 10179, Attention: High Grade Syndicate Desk, facsimile number: 1-212-835-4533; or, if sent to the Company, will be mailed, delivered or telefaxed to facsimile number: 1-414-524-2443 and confirmed to it at Johnson Controls International plc, 5757 N. Green Bay Avenue, Milwaukee, Wisconsin 53209, Attention: General Counsel, facsimile number: 1-414-524-2299.

13.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               Patriot Act Compliance.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15.                               No Fiduciary Duty.  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

16.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.                               Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company hereby appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

18.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  Any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction or conduct in connection herewith, is waived.

19.                               TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.                               Currency.  Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence.  To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

21.                               Taxes.  All payments of fees and commissions by the Company to the Underwriters due under this Agreement are to be made free and clear of, and without deduction for, any applicable taxes, unless such deduction or withholding is required by applicable law.  The Company will pay such additional amount as will result in each Underwriter receiving and retaining (after any deduction or withholding) an amount equal to the payment that would have been due if no such deduction or withholding had been required or made; provided that each Underwriter shall provide to the Company all such forms and other documentation that it is legally eligible to provide as would allow for payments under this Agreement to be paid without (or at a reduced rate of) deduction or withholding on account of taxes (and each Underwriter shall otherwise reasonably cooperate with the Company to reduce any such deduction and withholding).  For this purpose, “taxes” means all forms of taxation, duties (including stamp duty), levies, imposts, charges and withholdings (including any related or incidental penalty, fine, interest or surcharge), whenever created or imposed, and whether required by the law or regulations of Ireland, the United States or elsewhere (for the avoidance of doubt, “taxes” shall not include any taxes imposed on or determined by reference to the net income of an Underwriter or any of its affiliates (or any taxes imposed in lieu of such taxes)).

22.                               Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

23.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

24.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

25.                               Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Basic Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Disclosure Package” shall mean (i) the Basic Prospectus as supplemented by all Preliminary Prospectuses; (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“FSMA” shall mean the U.K. Financial Services and Markets Act 2000.

“Initial Sale Time” shall mean the date and time specified as such in Schedule I hereto.

“Issuer Free Writing Prospectus” shall mean (i) an issuer free writing prospectus, as defined in Rule 433 and (ii) any electronic road show.

“Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, results of operations or properties of the Company and its subsidiaries, taken as a whole.

“NYSE” shall mean the New York Stock Exchange.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement on Form S-3 (the File number of which is set forth on Schedule I hereto), filed by the Company on the date set forth on Schedule I hereto, registering under the Act the offer and sale of the Securities, including a basic prospectus, incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 134,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 436,” “Rule 456,” “Rule 457” and “Regulation S-K” refer to such rules or regulation under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/ Brian J. Stief
Name:	Brian J. Stief
Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

As representatives of the several underwriters

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarsksi
	Name:	Brian D. Bednarsksi
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated February 2, 2017.

Registration Statement No. 333-215863, filed by the Company on February 1, 2017.

Initial Time of Sale:	2:40 p.m. Eastern Daylight Time on February 2, 2017

Closing Date, time and location: 9:00 a.m. Central time at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, on February 7, 2017.

Description of Securities:

Notes due 2047

Title: 4.500% Senior Notes due 2047

Aggregate principal amount: $500,000,000

Stated maturity date: February 15, 2047

Purchase price: 98.213%, plus accrued interest from February 7, 2017, if the Closing Date occurs after that date.

Interest Payment Dates: Payable on February 15 and August 15 of each year, beginning on August 15, 2017

Sinking fund provisions: None

Redemption provisions:

Optional Redemption

Prior to August 15, 2046 (six months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may, at its option, redeem the Securities, in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least $2,000), at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Securities to be redeemed, and

(ii) as determined by the Quotation Agent (as defined in the Final Prospectus) and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Securities matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months) at the Adjusted Redemption Treasury Rate (as defined in the Final Prospectus) plus 25 basis points, plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

I-1

On or after the Par Call Date, the Company may, at its option, redeem the Securities, in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least $2,000), at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

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SCHEDULE II

Underwriters	Principal Amount of Notes due 2047 to be Purchased

Citigroup Global Markets Inc.	$173,500,000
J.P. Morgan Securities LLC	173,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	35,000,000
U.S. Bancorp Investments, Inc.	35,000,000
Wells Fargo Securities, LLC	35,000,000
Goldman, Sachs & Co.	12,000,000
ICBC Standard Bank Plc	12,000,000
MUFG Securities Americas Inc.	12,000,000
TD Securities (USA) LLC	12,000,000
Total	$500,000,000

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SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

1. The term sheet set forth in Schedule IV hereto.

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SCHEDULE IV

Filed Pursuant to Rule 433 Registration Statement No. 333-215863 Supplementing the Prospectus dated February 1, 2017 and Preliminary Prospectus Supplement dated February 2, 2017

Johnson Controls International plc

$500,000,000 4.500% Senior Notes due 2047

Pricing Term Sheet

February 2, 2017

Issuer:	Johnson Controls International plc

Trade Date:	February 2, 2017

Settlement Date:	February 7, 2017 (T+3)

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:	Goldman, Sachs & Co. ICBC Standard Bank Plc MUFG Securities Americas Inc. TD Securities (USA) LLC

Title of Securities:	4.500% Senior Notes due 2047

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally omitted]

Aggregate Principal Amount Offered:	$500,000,000

Maturity Date:	February 15, 2047

Interest Rate:	4.500% per annum

Benchmark Treasury:	UST 2.250% due August 15, 2046

Spread to Benchmark Treasury:	+145 basis points

Benchmark Treasury Price and Yield:	83-17; 3.106%

Yield to Maturity:	4.556%

Price to Public:	99.088%, plus accrued interest, if any, from February 7, 2017

Interest Payment Dates:	Payable on February 15 and August 15 of each year, beginning on August 15, 2017 (long first coupon)

Optional Redemption:	Prior to August 15, 2046 (six months prior to the maturity date of the Securities), callable at make-whole (T+25 basis points)

Par Call:	On or after August 15, 2046 (six months prior to the maturity date of the Securities)

CUSIP/ISIN:	478375 AU2 / US478375AU25

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*The security ratings set forth above are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by the assigning rating organization at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; or calling J.P. Morgan Securities LLC collect at 1-212-834-4533.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

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